UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 7, 2004

Champion Industries,Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084	55-0717455

(Commission File Number) (IRS Employer Identification No.)

2450 First Avenue
P.O. Box 2968
Huntington, West Virginia	25728

(Address of Principal Executive Offices)	(Zip Code)

(304) 528-2791

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

Section 1. – Registrant’s Business and Operations.

     Item 1.01. Entry into a Material Definitive Agreement

     On September 7, 2004, Champion Industries, Inc. (“Champion”), a West Virginia corporation, pursuant to a Stock Purchase Agreement dated September 7, 2004 with William G. Williams, Jr., the sole shareholder of Syscan Corporation (“Syscan”), a West Virginia corporation, purchased all the issued and outstanding capital stock of Syscan, for a cash price of $3,500,000 and a contingent purchase price, dependent upon satisfaction of certain conditions, not to exceed the amount of $1,500,000. Upon consummation of such purchase, Syscan became a wholly-owned subsidiary of Champion. Champion anticipates combining Syscan’s operations with the operations of several of its subsidiaries or operating units. Champion utilized a combination of working capital and bank borrowings to provide the cash consideration required by the Stock Purchase Agreement.

     Syscan is a regional provider of integrated business products, administrative services and commercial printing, serving markets in West Virginia, northern Virginia, Pennsylvania and central and eastern Kentucky. Syscan had sales in excess of $13,000,000 in its most recent fiscal year.

     Pursuant to the Stock Purchase Agreement, Champion and William G. Williams, Jr., on September 7, 2004 entered into an Employment Agreement providing for Mr. Williams’ employment as a Vice President of both Champion and Syscan, at an annual base salary of $125,000 and an annual bonus of at least $25,000. The Employment Agreement has a two (2) year term.

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     Mr. Williams, Syscan and Champion also executed a Confidentiality and Non-Competition Agreement dated September 7, 2004 providing that Mr. Williams will maintain the confidentiality of Champion’s and Syscan’s confidential and proprietary information and will not compete with Syscan or Champion for a period of seven (7) years after the termination of Mr. Williams’ employment with Syscan or Champion.

     Pursuant to the Stock Purchase Agreement, Syscan and Williams Land Corporation, an entity wholly owned by Mr. Williams, executed leases of two (2) properties owned by Williams Land Company and occupied by Syscan as its production and office facilities. The lease of Syscan’s main production facility at North Hills Drive and West Washington Street, Charleston, West Virginia provides for a five (5) year term at monthly rental of $12,570, with Syscan having the option to purchase the facility at the end of the lease term, and Williams Land Company having the option to require Syscan to purchase the facility at the end of the lease term, for $1,500,000.

     The lease of Syscan’s office building at 2800 Seventh Avenue, Charleston, West Virginia provides for a term not to exceed twenty four (24) months at monthly rental of $7,500 for the first twelve (12) months, and $5,000 monthly rental for the second twelve (12) months. The lease is cancelable by Williams Land Corporation on thirty (30) days notice. Champion intends to consolidate Syscan’s offices, currently located in this building, into the main production facility.

     Pursuant to the Stock Purchase Agreement, Syscan and Williams Properties, LLC, an entity wholly owned by Mr. Williams, executed and consummated an Agreement of Purchase and Sale pursuant to which Syscan purchased for $115,000 a building located at 811 Virginia Street, Charleston, West Virginia which is leased to a third party for document storage.

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Item 2.01. Completion of Acquisition or Disposition of Assets.

     Reference is made to the discussion of acquisition of Syscan under Item 1.01.

Item 9.01. Financial Statements and Exhibits.

     (c) The exhibits listed on the Exhibit Index on page 4 of this Form 8-K are filed herewith.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC.

(Registrant)

/s/ Todd R. Fry

Date: September 10, 2004	Todd R. Fry, Vice President
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit 2.1	Stock Purchase Agreement dated September 7, 2004 between Champion Industries, Inc. and William G. Williams, Jr. the Sole Shareholder of Syscan Corporation

Exhibit 10.1	Employment Agreement dated September 7, 2004 among William G. Williams, Jr., Syscan Corporation and Champion Industries, Inc. – Exhibit 12 to Stock Purchase Agreement

Exhibit 10.2	Confidentiality and Non-Competition Agreement dated September 7, 2004 among William G. Williams, Jr., Syscan Corporation and Champion Industries, Inc. – Exhibit 8 to Stock Purchase Agreement

Exhibit 10.3	Agreement of Lease dated as of September 1, 2004 between Williams Land Corporation and Syscan Corporation regarding North Hills Drive and Washington Street, Charleston, West Virginia – Exhibit 10 to Stock Purchase Agreement

Exhibit 10.4	Agreement of Lease dated as of September 1, 2004 between Williams Land Corporation and Syscan Corporation regarding 2800 Seventh Avenue, Charleston, West Virginia – Exhibit 9 to Stock Purchase Agreement

Exhibit 10.5	Agreement of Purchase and Sale dated August 7, 2004 between Syscan Corporation and Williams Properties, LLC regarding 811 Virginia Street, Charleston, West Virginia – Exhibit 11 to Stock Purchase Agreement

Exhibit 99.1	Press release captioned “Champion Acquires Syscan Corporation” dated September 7, 2004

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